POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS:

WHEREAS, ADVISORONE FUNDS, a Delaware statutory trust (hereinafter referred to as the "Trust"), periodically files amendments to its Registration Statement with the Securities and Exchange Commission under the provisions of the Securities Act of 1933 and the Investment Company Act of 1940, as amended; and

WHEREAS, the undersigned is the Treasurer of the Trust;

NOW , THEREFORE, the undersigned hereby constitutes and appoints RYAN BEACH AND MICHAEL FORKER, and each of them individually, as attorney-in-fact for him and in his name, place and stead, and in his office and capacity in the Trust, to execute and file any Amendment or Amendments to such Trust's Registration Statement (File Nos. 333-20635 and 811-08037), hereby giving and granting to said attorney-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite and necessary to be done to accomplish all intents and purposes as he might or could do if personally present at the doing thereof, hereby ratifying and confirming all that said attorney-in-fact may or shall lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned has hereunto set his hand this 26th day of August, 2019.

/s/ Reid Peters

Reid Peters

Treasurer

STATE OF NEBRASKA

)

)       ss:

)

COUNTY OF DOUGLAS

Before me, a Notary Public, in and for said county and state, personally appeared Reid Peters, known to me to be the person described in and who executed the foregoing instrument, and who acknowledged to me that he executed and delivered the same for the purposes therein expressed.

WITNESS my hand and official seal this 26th day of August, 2019.

/s/ Katie S. Kebsock

Notary Public

Commission expires: February 20, 2022